EXHIBIT 4.1


     [LOGO]  CAPELOGIC INCORPORATED
             Providing Technology Solutions for Financial Services

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                                         1 Windhaven Court, Monroe Twp, NJ 08831
                                  Telephone: (609) 448-7930  Fax: (973) 206-9430
                                                         Web:  www.capelogic.com


                                February 15, 2011



Advisors Asset Management, Inc.
8100 E. 21st St. North, Ste. 900B
Wichita, KS  67226



     Re:                 Advisors Disciplined Trust 625
            Global Gold Income Portfolio, Series 9 - An SMC Portfolio
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Gentlemen:

We have examined the Registration Statement File No. 333-169244, for the referenced Trust and acknowledge that Capelogic, Inc. is currently acting as the independent pricing agent for Advisors Disciplined Trust 625.
Subsequently, we hereby consent to the reference of Capelogic, Inc. as independent pricing agent.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,


/s/ SALMAN AHMAD
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Salman Ahmad
Treasurer





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